EXHIBIT 10(e)(e)

EMCOR GROUP, INC.
VOLUNTARY DEFERRAL PLAN
First Amendment

Pursuant to Section 7.1 of the EMCOR Group, Inc. Voluntary Deferral Plan (the "Plan"), the Company hereby amends the Plan, effective with respect to deferrals for Plan Years commencing on or after January 1, 2014, as follows:

1.	Section 3.1(a) is hereby amended to read in its entirety as follows:
"Deferred Compensation Agreement. For each Plan Year, an Eligible Employee may elect to defer up to 50% of the amount by which his or her Base Pay exceeds the dollar limitation in effect for the Plan Year under Section 401(a)(17) of the Code and up to 100% of his or her Bonus Compensation for the Plan Year, by entering into a Deferred Compensation Agreement with the Company in accordance with this Section 3.1. Elective Credits equal to the amounts, if any, deferred from Base Pay or Bonus Compensation, as the case may be, shall be credited to the Participant's Account as soon as practicable after the deferral is withheld. Each such election with respect to a Plan Year beginning on or after January 1, 2014 shall also specify a payment option from among the choices described in Section 5.1(a) of the Plan."

2.
Section 3.1(b) is hereby amended by inserting the words "(including, for deferral elections with respect to Plan Years beginning on or after January 1, 2014, any provisions thereof specifying a payment method)" immediately after the words "Deferral elections under Section 3.1(a)."

3.	Section 5.1 is hereby amended to read in its entirety as follows:
"Time and form of payment. Subject to Section 5.4, each Account shall be paid to the Participant (or, in the event of the Participant's death, to his or her Beneficiary) in accordance with this Section 5.1 following the earlier to occur of the Participant's Separation from Service (a "payment on account of Separation from Service") or the occurrence of a Change in Control (a "payment on account of a Change in Control").
(a)    Payment on account of Separation from Service. A payment on account of a
Participant's Separation from Service shall be made as follows, subject in each case to Section 5.4 below:
(i) If the Participant's Separation from Service occurs after the Participant has attained age 59%, payment will be made pursuant to whichever of payment option 1 or payment option 2 below the Participant elected under
Section 3.1(a) at the time of initial deferral:

•
Option 1: payment shall be made in a single lump-sum cash payment to the Participant on the first business day of the month following the end of the six-month period following the Separation from Service (or, if earlier, upon the death of the Participant).

•
Option 2: payment shall be made in five (5) annual installments, with the first installment to be paid on the first business day of the month following the end of the six-month period following the Separation from Service, the second installment to be paid on July 1 of the calendar year following the calendar year in which the first installment is paid, and the third through fifth installments to be paid on the first, second and third anniversaries, respectively, of the July 1 payment date for the second installment. Each installment payment shall be in an amount determined by dividing (i) the balance of the Participant's account as of the last day of the month immediately preceding the payment date by (ii) the number of remaining scheduled installments.

(ii) If the Participant's Separation from Service occurs prior to the date the Participant attains age 591,4 payment shall be made in a single lump-sum cash payment to the Participant on the first business day of the month following the end of the six-month period following the Separation from Service (or, if earlier, upon the death of the Participant).
(b)    Payment on account of a Change in Control. If a Change in Control occurs prior to a Participant's Separation from Service, payment shall be made at or within thirty (30) days prior to the Change in Control. If a Change in Control occurs at any later time and before the Participant's vested Account is fully distributed, any remaining portion of the Participant's vested Account shall be distributed in accordance with the immediately preceding sentence; provided, that if the Change in Control occurs prior to the end of the six-month period following the Separation from Service, any such accelerated payment shall, to the extent, if any, required by Section 409A and the regulations thereunder, as determined by the Administrator, be made on the first business day following the expiration of such six-month period."
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IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly
authorized officer as of the    day of    , 2013.
EMCOR GROUP, INC.
By:
Name:
Title: